                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Selective Insurance Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     [SELECTIVE INSURANCE GROUP LETTERHEAD]

March 31, 2000

James W. Entringer
Chairman



Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 2000 Annual Meeting of Stockholders to be held on Friday, May 5, 2000, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete and file your proxy either by mail, electronically or by telephone as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,

/s/ JAMES W. ENTRINGER

James W. Entringer

                     [SELECTIVE INSURANCE GROUP LETTERHEAD]


                      NOTICE OF ANNUAL MEETING TO BE HELD
                                  May 5, 2000



TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Friday, May 5, 2000, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1. To elect four directors for a term of three years each.

2. To approve amendments to the Company's Stock Compensation Plan for Nonemployee Directors.

3. To approve amendments to the Company's Stock Option Plan for Directors.

4. To transact such other and further business, if any, as properly may be brought before the meeting.

The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

NEW WAY TO VOTE YOUR SHARES. This year you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy by accessing the World Wide Web or by using a touch-tone telephone if these options are available to you.

The method by which you decide to vote will not limit your right to revoke your proxy or to vote in person at the Annual Meeting should you later decide to attend the Annual Meeting in person.


By order of the Board of Directors,

/s/ MICHELE C. NIERODA

Michele C. Nieroda
Assistant Vice President,
Corporate Secretary
and Corporate Counsel



Dated: March 31, 2000

                        Selective Insurance Group, Inc.
                               40 Wantage Avenue
                         Branchville, New Jersey 07890

                                 March 31, 2000

                                 PROXY STATEMENT

                                 General Matters

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 5, 2000, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Georgenson Shareholder Communications, Inc. for a fee of $7,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company. In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 15, 2000, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 26,163,525 shares of common stock, $2.00 par value ("Common Stock"). This is the Company's only issued and outstanding class of voting stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about March 31, 2000, to all stockholders of record as of the record date. Under New Jersey law and the Company's Bylaws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting of Stockholders. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors, abstentions and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Each matter submitted to the stockholders at the Annual Meeting requires the affirmative vote of a majority of the total votes cast at the Annual Meeting. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on matters submitted to the stockholders.

The only persons or groups which were known by the Company as of March 15, 2000 to be the beneficial owners of more than 5% of the Company's outstanding Common Stock are listed below:

   Name and Address of Beneficial Owner     Amount of Nature of Beneficial Ownership   Percent of Class
   Dimensional Fund Advisors, Inc.(1)                1,503,900                              5.7%
   1299 Ocean Avenue, 11th floor
   Santa Monica, CA 90401
   Commerce Insurance Company(2)                     1,451,500                              5.5%
   211 Main Street
   Webster, MA  01570

(1) Dimensional Fund Advisors, Inc., a registered investment advisor and a Delaware Corporation, filed a Schedule 13G dated February 11, 2000, with the Securities and Exchange Commission which states that it is a registered investment advisor and furnishes investment advise to four registered investment companies and that it serves as investment manager to certain other commingled group trusts and separate accounts; and that in its capacity as investment advisor or manager that, at December 31, 1999, it has the power to vote and/or investment power over the 1,503,900 shares. The Schedule 13G also indicates that Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.
(2) Commerce Insurance Company, a Massachusetts property and casualty insurance company, in Schedule D to its Annual Statement for the Year 1999 filed with the Insurance Department of Massachusetts, indicated that at December 31, 1999, it owned 1,451,500 shares.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Duly executed proxies that contain no instructions to the contrary will be voted FOR the election of the four nominees named herein as directors of the Company and FOR the proposals to amend the Company's Stock Compensation Plan for Nonemployee Directors and the Company's Stock Option Plan for Directors.

The Annual Report to Stockholders for the fiscal year ending December 31, 1999, is being provided to all stockholders of record as of the close of business on March 15, 2000 together with this Proxy Statement.

                                   HOW TO VOTE

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of three ways:

  (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

  (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

  (3) By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders whose shares are held by banks and brokers.

                         CHANGING OR REVOKING YOUR VOTE

You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. You may change your vote at any time before the proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 4, 2000 will be the one counted. You may also change your vote by voting in person at the annual meeting.

                            I. ELECTION OF DIRECTORS

                                (Item 1 on Proxy)

The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Bylaws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations to be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. As provided in the Certificate, the Board of Directors is divided into three classes, equal or nearly as equal as possible, so that directors serve staggered three-year terms.

The Board has nominated A. David Brown, William M. Kearns, Jr., S. Griffin McClellan III and J. Brian Thebault for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2003. All such persons are currently directors and were previously elected by stockholders. James W. Entringer will be retiring as director, effective immediately after the date of the Annual Meeting. The Board has reduced the number of directors from thirteen to twelve, effective upon Mr. Entringer's retirement.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                    NOMINEES

The following information is set forth with respect to the four nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2003.



          Names
           of
        Directors                        Positions and Offices in Company and Business Experience
        ---------                        --------------------------------------------------------

A. David Brown                           Managing Director, Pendelton James Associates, since 1997; Managing Vice
  Age: 57                                President, Korn/Ferry International, executive recruiting, 1994 to 1997; served
  Director since: 1996                   in various executive positions with R.H. Macy & Co., Inc., 1968 to 1994;
  Term to expire: 2003                   Director, the Zale Corporation; Director, The Sports Authority, Inc.

William M. Kearns, Jr.                   President, W.M. Kearns & Co., Inc., a private investment company, since 1994;
  Age: 64                                Vice Chairman, Keefe Managers, Inc., money management since 1998; Director,
  Director since: 1975                   Transitor Devices, Inc., since 1991; Malibu Entertainment Worldwide, Inc., since
  Term to expire: 2003                   1995; Director, Greenfield Capital Partners, since 1996; Senior Advisor to
                                         Proudfoot Consulting, PLC, since 1996; Trustee of EQ Advisors Trust (Equitable
                                         Life Assurance Society of the U.S.), since 1997; Director, Marine Transport
                                         Corporation, since 1998.

S. Griffin McClellan III                 Consultant since 1994.
  Age: 62
  Director since: 1980
  Term to expire: 2003

J. Brian Thebault                        Chairman and Chief Executive Officer, L.P. Thebault Company, graphic
  Age: 48                                communications, since 1998; President and Chief Executive Officer, L.P. Thebault
  Director since: 1996                   Company, 1985 to 1998.
  Term to expire: 2003

                              CONTINUING DIRECTORS

The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.


          Names
           of
        Directors                        Positions and Offices in Company and Business Experience
        ---------                        --------------------------------------------------------
Paul D. Bauer                            Retired; Formerly Executive Vice President and Chief Financial Officer of Tops
  Age: 56                                Markets, Inc.; Director, R P Adams Co., since 1996; Director, IMC, Inc., since
  Director since: 1998                   1995; Vice-Chairman, Catholic Health Systems of Western New York, since 1998;
  Term to expire: 2002                   Chairman of the Board, D'Youville College; Board Member of the Buffalo Intercity
                                         Scholarship Opportunity Network.

William A. Dolan, II                     Attorney, Of Counsel to Michael C. Gaus, Esq., since 1998; Of Counsel, Kelly,
  Age: 68                                Gaus & Holub, 1994 to 1998; Director since 1982 and Chairman of the Board, 1988
  Director since: 1988                   to 1996, High Point Financial Corporation.
  Term to expire: 2002

William C. Gray, D.V.M.                  Retired; Veterinarian and President, Newton Veterinary Hospital, Inc.,
  Director, Age: 70                      1960 to 1997; Newton Financial Corp. and Newton Trust Company.
  Director since: 1992
  Term to expire: 2002

          Names
           of
        Directors                             Positions and Offices in Company and Business Experience
        ---------                             --------------------------------------------------------
C. Edward Herder, CPCU                        President, Chester H. Herder & Son, Inc., since 1959; Chairman, Herder Tarricone
  Age: 64                                     Associates, 1994 to 1996, general insurance agencies.
  Director since: 1978
  Term to expire: 2001


Joan M. Lamm-Tennant, Ph.D.                   Vice President, General Reinsurance Corporation, since 1996; Professor of
  Age: 47                                     Finance, Villanova University, since 1988; Thomas G. Labreque Endowed Chair in
  Director since: 1993                        Business, since 1999.
  Term to expire: 2002


Gregory E. Murphy                             President and Chief Executive Officer of the Company, since May 1999; President
  Age: 44                                     and Chief Operating Officer of the Company, 1997 to May 1999; Senior Vice
  Director since: 1997                        President and Chief Financial Officer of the Company, 1995 to 1997; Senior Vice
  Term to expire: 2001                        President, Finance of the Company, 1994 to 1995.


William M. Rue, CPCU                          President, Chas. E. Rue & Son, Inc. T/A Rue Insurance, since 1987; Director,
  Age: 52                                     First Constitution Bank.
  Director since: 1977
  Term to expire: 2001


Thomas D. Sayles, Jr.                         Retired; Director, Pillar Funds (Summit Bancorp., mutual funds); Chairman, The
  Age: 68                                     Summit Bancorporation, 1994 to 1996; Chairman and Chief Executive Officer, The
  Director since: 1988                        Summit Bancorporation, 1974 to 1994.
  Term to expire: 2001

                       EXECUTIVE OFFICERS OF THE COMPANY


As of March 15, 2000, the executive officers of the Company were:


Gregory E. Murphy       age 44      President and Chief Executive Officer. *


James W. Coleman, Jr.   age 41      Executive Vice President, Diversified
                                    Insurance Services, since July 1999; Senior
                                    Vice President, Strategic Business Units,
                                    since May 1996; Vice President, Personal
                                    Lines Strategic Business Unit, May 1994 to
                                    May 1996.


Thornton R. Land        age 59      Executive Vice President, Administration,
                                    and General Counsel, since May 1993.


David B. Merclean       age 49      Senior Vice President and Chief Financial
                                    Officer, since August 1997; Senior Vice
                                    President and Treasurer, Sun Alliance USA,
                                    Inc., 1995 to 1997; Formerly Partner, KPMG
                                    LLP, (formerly KPMG Peat Marwick LLP).


Jamie Ochiltree, III    age 47      Executive Vice President, Insurance
                                    Operations, since July 1999; Executive Vice
                                    President, Branch and Field Operations,
                                    since 1997; Senior Vice President, Branch
                                    and Field Operations, 1994 to 1996.


Robert P. Rank          age 58      Senior Vice President and Chief Investment
                                    Officer, since December 1993.


Donald E. Williams      age 55      Senior Vice President and Chief Information
                                    Officer, since June 1997; Senior Vice
                                    President, Information Systems, 1992 to
                                    1997.


Ronald J. Zaleski       age 45      Senior Vice President and Chief Actuary,
                                    since February 2000; Vice President and
                                    Chief Actuary, since September 1999.

All terms of office are for a one-year period.

*See additional information about Mr. Murphy on page 4.

                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of February 15, 2000, certain information with respect to shares of Common Stock owned by (i) each director; (ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all of the Company's directors and executive officers as a group:

                                                Number of Shares
                                                Beneficially Owned      Options                 Total shares
Name                                            (excluding options)     Exercisable(1)          Beneficially Owned*
----                                            -------------------     --------------          -------------------
Paul D. Bauer                                          5,480                 3,000                      8,480
-------------------------------------------------------------------------------------------------------------------
A. David Brown                                         5,302                12,000                     17,302
-------------------------------------------------------------------------------------------------------------------
James W. Coleman, Jr.                                 39,481                59,300                     98,781
-------------------------------------------------------------------------------------------------------------------
William A Dolan, II                                   23,748(2)             21,000                     44,748
-------------------------------------------------------------------------------------------------------------------
James W. Entringer                                   135,732               242,030                    377,762**
-------------------------------------------------------------------------------------------------------------------
William C. Gray, D.V.M.                               33,082                24,000                     57,082
-------------------------------------------------------------------------------------------------------------------
C. Edward Herder, CPCU                                68,514(3)             27,000                     95,514
-------------------------------------------------------------------------------------------------------------------
William M. Kearns, Jr.                                58,326                27,000                     85,326
-------------------------------------------------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D                             9,502                18,000                     27,502
-------------------------------------------------------------------------------------------------------------------
Thornton R. Land                                     103,406               124,076                    227,482
-------------------------------------------------------------------------------------------------------------------
S. Griffin McClellan III                              23,414(4)             21,000                     44,414
-------------------------------------------------------------------------------------------------------------------
Gregory E. Murphy                                     94,684(5)             94,200                    188,884
-------------------------------------------------------------------------------------------------------------------
Jamie Ochiltree, III                                  71,624                65,876                    137,500
-------------------------------------------------------------------------------------------------------------------
Robert P. Rank                                        32,827                41,200                     74,027
-------------------------------------------------------------------------------------------------------------------
William M. Rue, CPCU                                 240,688(6)             27,000                    267,688***
-------------------------------------------------------------------------------------------------------------------
Thomas D. Sayles, Jr.                                 36,633                27,000                     63,633
-------------------------------------------------------------------------------------------------------------------
J. Brian Thebault                                      9,349                12,000                     21,349
All directors and executive officers
  as a group (20 persons)                          1,091,539               916,282                  2,007,821****
-------------------------------------------------------------------------------------------------------------------

* The amount of shares beneficially owned by each of the above-named directors and officers, except Messrs. Entringer and Rue, is less than 1.0% of the Common Stock outstanding.

** The total number of shares beneficially owned by Mr. Entringer is equal to 1.4% of the Common Stock outstanding.

*** The total number of shares of beneficially owned by Mr. Rue is equal to 1.0% of the Common Stock outstanding.

**** The total number of shares of Common Stock beneficially owned by the directors and executive officers as a group represents 7.4% of the Common Stock outstanding.

   (1) Includes shares under options exercisable on February 15, 2000 and options which become exercisable within 60 days thereafter.

   (2) Includes 2,100 shares held by wife of which Mr. Dolan disclaims beneficial ownership.

   (3) Includes 16,339 shares held by wife.

   (4) Includes 2,000 shares held by wife of which Mr. McClellan disclaims beneficial ownership.

   (5) Includes 2,129 shares held in custody for daughter and in custody for son.

   (6) Includes the following:

       (a) 15,864 shares held by Chas. E. Rue & Sons, Inc., a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest. (See page 21 of this statement.)

       (b) 12,745 shares held in custody for daughter.

       (c) 23,684 shares held in trust for son and trust for daughter.

       (d) 11,266 shares held by son.

       (e) 990 shares held by wife.

       (f) 36,000 shares held by Mr. Rue and First Union Bank. Mr. Rue is co-trustee with First Union for shares held on behalf of son and daughter.

                           COMPENSATION OF DIRECTORS

During 1999, nonemployee directors, consisting of all directors other than Messrs. Entringer and Murphy, received directors' fees in shares of Common Stock pursuant to the Stock Compensation Plan for Nonemployee Directors (the "Stock Plan"). Under the Stock Plan, each nonemployee director receives annually Common Stock having a fair market value equal to an amount of compensation fixed annually by the Board of Directors. Shares are issued quarterly on January 1, April 1, July 1 and October 1 of each year. For 1999, such annual compensation was fixed at $35,000, and each nonemployee director who did not elect to defer his or her compensation was issued a total of 1,841 shares of Common Stock pursuant to the Stock Plan, except for Frederick H. Jarvis, who received 922 shares prior to his retirement as a director in May 1999. Under the Stock Plan, each nonemployee director may elect on or before December 20 of each year to defer the receipt of shares of Common Stock, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. Bauer, Brown, Dolan, Sayles, Thebault and Ms. Lamm-Tennant elected to defer their 1999 compensation under the Stock Plan. For 2000, such annual compensation has been fixed at $38,000.

The compensation payable to nonemployee directors is proposed to be amended effective January 1, 2001, subject to stockholder approval, so that: (i) the directors are permitted to elect to receive up to 50% of his or her compensation under the Stock Plan in cash for each calendar year; (ii) to eliminate from the Stock Plan the requirement of stockholder approval of any change to the Stock Plan which would modify the requirement that all participants compensation be only in shares of Common Stock; and (iii) to extend the term of the Stock Plan from December 31, 2007 to December 31, 2010. See "Proposal to Amend the Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors" on page 17.

The Board of Directors terminated the Directors' Plan (the retirement plan for directors) on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997. Such benefits were converted into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit accrues an amount equal to the dividends on a share of Common Stock, as and when declared by the Board of Directors and paid by the Company, which amount is deemed reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. The value of each unit fluctuates with the value of the Company's Common Stock. Each participating director will become entitled to receive the value of his or her units in cash, either in a lump sum or in installments over 15 years, upon termination of his or her service as a director. In the event of a director's termination of service as a director following a "change in control" of the Company, (as defined in Board resolutions terminating the Directors' Plan) the director will be immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years. Any units which are unpaid at the time of the director's death shall be payable in cash to a surviving spouse or estate, as the case may be. Retired Directors or their surviving spouses who were receiving benefits under the Directors' Plan at the time of its termination will continue to receive benefits in accordance with the terms of the Directors' Plan as in effect at the time the benefits commenced.

The Company has a Stock Option Plan for Directors (the "Option Plan") for nonemployee directors. Under such plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Option Plan is 400,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted and is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 1999, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $18.3125 per share.

The Stock Option Plan for Directors is proposed to be amended effective January 1, 2001, subject to stockholder approval to: (i) extend the term of the Option Plan for an additional ten years; and (ii) increase by 450,000 the number of shares of Common Stock reserved for issuance under the Option Plan to an aggregate of 850,000 shares. See "Proposal to Amend the Selective Insurance Group, Inc. Stock Option Plan for Directors" on page 19.

                      COMMITTESS OF THE BOARD OF DIRECTORS

                                                                                Salary &
Board Member                      Audit                 Directors           Employee Benefits
------------                      -----                 ---------           -----------------
Paul D. Bauer                                                                       X
-----------------------------------------------------------------------------------------------------
A. David Brown                                              X                       X*
-----------------------------------------------------------------------------------------------------
William A Dolan, II                 X
-----------------------------------------------------------------------------------------------------
James W. Entringer **(1)
-----------------------------------------------------------------------------------------------------
William C. Gray, D.V.M.             X
-----------------------------------------------------------------------------------------------------
C. Edward Herder, CPCU                                                              X
-----------------------------------------------------------------------------------------------------
William M. Kearns, Jr                                       X
-----------------------------------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D                                                          X
-----------------------------------------------------------------------------------------------------
S. Griffin McClellan III                                    X
-----------------------------------------------------------------------------------------------------
Gregory E. Murphy (1)
-----------------------------------------------------------------------------------------------------
William M. Rue, CPCU                                        X*
-----------------------------------------------------------------------------------------------------
Thomas D. Sayles, Jr.               X                       X
-----------------------------------------------------------------------------------------------------
J. Brian Thebault                   X*
-----------------------------------------------------------------------------------------------------
Total meetings held in 1999         4                       3                       4
Total number of Board meetings during 1999: 4

*   Chairperson

**  Chairman of the Board

1 - Messrs. Entringer and Murphy serve on other Committees of the Board of Directors.

Audit: Receives and examines the Auditors' Report, meets with the auditors, and accesses the books and vouchers of the Company, as necessary. Considers the adequacy of internal controls, confers with the officers of the Company, and reports to the Board on its findings.

Directors: Seeks and reviews qualified candidates for directorships and makes recommendations to the Board as to nominees for election as directors. This committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

Salary and Employee Benefits: Evaluates the performance of certain officers of the Company and its subsidiaries and makes recommendations to the Board as to salary adjustments. Continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. Functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

                    ATTENDANCE OF BOARD MEMBERS AT MEETINGS

All Board members attended 75% or more of the aggregate number of meetings of the Board and of the meetings of Committees on which he or she served.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, no executive officer of the Company served on the Compensation Committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company's review of Forms 3, 4, and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 1999, all statements of beneficial ownership required to be filed by directors and officers of the Company with the Securities and Exchange Commission were timely filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 1999, 1998, and 1997, the compensation, paid or accrued for those years, to the Chairman, the President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 1999. (See footnote 1.)

                                                                    Long-Term Compensation
                                                                    ----------------------
                                    Annual Compensation                     Awards
                                 ---------------------------------------------------------
Name                                                                                Securities       All Other
and                                                              Restricted         Underlying       Compen-
Principal                                                        Stock              Options/         sation(4)
Position                      Year  Salary ($)(1)  Bonus ($)(2)  Awards($)(3)         SARs (#)          ($)
--------                      ----  -------------  ------------  ------------       ----------       ----------

James W. Entringer (5,6)      1999      309,231             --            --             --            5,000
Chairman                      1998      536,712        180,000       397,500(7)          --            5,000
                              1997      440,337        300,000       296,000          8,600            4,750
                                                                                     15,000 (8)

Gregory E. Murphy (6,9)       1999      393,885             --       164,250         12,000           11,825
President and Chief           1998      331,731        120,000       265,000             --           10,345
Executive Officer             1997      222,385        200,000       185,000          3,200            9,582
                                                                                     10,000 (8)

Thornton R. Land (6,9)        1999      222,938             --       110,820(7)          --            5,000
Executive Vice President      1998      222,087         60,000       212,000(7)          --            5,000
and General Counsel           1997      199,688        100,000       166,500          4,000            4,750
                                                                                      5,000 (8)

Jamie Ochiltree, III (6,9)    1999      215,469            --        109,500             --           13,346
Executive Vice President      1998      204,323         60,000       212,000          7,500           13,313
                              1997      176,154        100,000       185,000          3,200           13,782
                                                                                      7,500 (8)

James W. Coleman, Jr. (6,9)   1999      185,185             --       109,500             --            6,791
Executive Vice President      1998      172,062         60,000       212,000          7,500            5,682
                              1997      147,019        100,000       185,000          2,800            3,866
                                                                                      7,500 (8)

Robert P. Rank                1999      184,054             --        27,375             --           11,558
Senior Vice President and     1998      183,326         40,000        39,750          4,000           11,348
Chief Investment Officer      1997      167,154         55,500        37,000          3,200           11,524
                                                                                      4,000 (10)

                     FOOTNOTES TO SUMMARY COMPENSATION TABLE

 1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

 2. Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1997, 1998 and 1999 indicate the amounts awarded to the named executive officers as Annual Cash Incentive Payments. See the "Report of the Company's Salary and Employee Benefits Committee" set forth in this Proxy Statement.

 3. The aggregate value of restricted stock awards at the end of 1999 was $275,000 for Mr. Entringer, $653,125 for Mr. Murphy, $309,375 for Mr. Land, $567,188 for Mr. Ochiltree, $446,875 for Mr. Coleman and $120,313 for Mr. Rank, excluding Phantom Stock awards granted to Mr. Entringer and Mr. Land. See footnote 7 below. At the end of 1999, the aggregate number of restricted shares held by Mr. Entringer was 16,000; by Mr. Murphy, 38,000; by Mr. Land 18,000; by Mr. Ochiltree 33,000; by Mr. Coleman, 26,000 and by Mr. Rank, 7,000. The restricted stock awards were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. Pursuant to an award Mr. Entringer received outside of the plan on November 1, 1995, 6,932 shares vested to Mr. Entringer on each of November 1, 1995, November 1, 1996, November 1, 1997 and November 1, 1998. This grant is now fully vested. Mr. Entringer has received dividends on all shares from this grant since November 1, 1995. On December 16, 1999, the restricted stock award granted to Mr. Entringer on February 9, 1996 became fully vested. See the "Report of the Salary and Employee Benefits Committee" in this statement. The value of the restricted stock awards shown in this footnote is based on the closing market price per share of Common Stock on December 31, 1999 of $17.1875. The values set forth in the table are based on the closing price on the date of each of the grants, which was: $21.00, $26.50 and $18.25 on January 24, 1997, February 4, 1998 and February 2, 1999, respectively.

4. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above are $5,000 for Messrs. Entringer, Murphy, Land, Ochiltree, Coleman and Rank. In addition, for Messrs. Murphy, Ochiltree, Coleman and Rank the amounts for 1999 in the "All Other Compensation" column also include $6,825, $8,346, $1,791 and $6,558, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions" set forth in this Proxy Statement.

5. Mr. Entringer's compensation decreased effective May 5, 1999 due to his decrease in duties following his stepping down as Chief Executive Officer. The Company and Mr. Entringer agreed that for the 12 months ending in May of 1999 he would be paid his full salary and for the 12 months following May 1999 he would receive compensation in the amount of $100,000.

6. Messrs. Entringer, Land, Murphy, Ochiltree and Coleman have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreements for Messrs. Entringer and Land are automatically renewable for successive one-year terms each September unless prior written notice of nonrenewal is given; the agreement for Mr. Murphy is automatically renewable for successive one-year terms each August unless prior written notice of nonrenewal is given; the agreement for Mr. Ochiltree is automatically renewable for successive one-year terms each October unless prior written notice of nonrenewal is given. Mr. Coleman's agreement is effective May 2, 1997 through May 2, 2000 and is automatically renewable for successive one-year terms each May 2 unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such "excess parachute payments" multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

7. Messrs. Entringer and Land were granted Phantom Stock units in lieu of grants of Restricted Stock on February 4, 1998. Mr. Entringer was granted 15,000 units of Phantom Stock and Mr. Land was granted 8,000 units of Phantom Stock. Mr. Land was also granted 6,000 Phantom Stock Units in lieu of a grant of Restricted Stock on February 2, 1999. The Phantom Stock Units are valued with reference to the fair value of Selective Common Stock and will accrue amounts equivalent to dividends which will also be converted into Phantom Stock Units based on the fair market value of Selective Common Stock on the applicable dividend reinvestment dates. The accumulated value of the Phantom Stock Units will be paid to each of the officers in cash upon retirement, based on the value of Selective's Common Stock on the last day of the officer's employment. The value of Phantom Stock Units set forth in the table on page 9 is based on the closing market price per share of Common Stock on February 4, 1998 and February 2, 1999, of $26.50 and $18.47, respectively.

8. This option was granted as a qualified option under Stock Option Plan II on December 2, 1997. The grant became fully vested on December 16, 1998. In addition, the qualified option was amended so that a portion of the option is now a non-qualified option.

9. Under an employment agreement with SICA effective August 1, 1995, amended May 1, 1998 and in effect through August 1, 2001, Mr. Murphy receives an annual base salary of not less than $325,000 through August 1, 2001. Under an employment agreement with SICA effective September 1, 1996, amended effective September 1, 1999, Mr. Land receives an annual base salary of not less than $240,000 through September 1, 2001. Under an employment agreement with SICA effective October 31, 1995, amended October 31, 1998 and in effect through October 31, 2001, Mr. Ochiltree receives an annual base salary of not less than $197,600 through October 31, 2001. Under an employment agreement with SICA dated May 2, 1997 through May 2, 2000, Mr. Coleman receives an annual base salary of not less than $135,000 through May 2, 2000.

10. This qualified option was granted under Stock Option Plan II and vests at a rate of 25% per year each year through December 2, 2001 when it will become fully vested.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, the President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      -------------------------------------

                         Individual Grants                                                Grant Date Value
----------------------------------------------------------------------------------------  ----------------
                             Number of      % of
                             Securities     Total Options/
                             Underlying     SARs Granted   Exercise
                             Options/SARs   to Employees   or Base                         Grant Date
Name                         Granted(1)(#)  in Fiscal Year Price ($/Sh)(2) Expiration Date Present Value($)(3)
----                         -------------  -------------- --------------- --------------- -------------------
James W. Entringer                --             --            --                  --              --
Gregory E. Murphy             12,000           50.0         18.47            02/02/09          51,173
Thornton R. Land                  --             --            --                  --              --
Jamie Ochiltree, III              --             --            --                  --              --
James W. Coleman, Jr.             --             --            --                  --              --
Robert P. Rank                    --             --            --                  --              --

1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If a SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of a SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 1999 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The options set forth in the table above were granted on February 2, 1999 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

3. The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant and it is not intended to forecast appreciation, if any, of the Company's stock price. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and issue date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the grants:


        Exercise Price                  $18.4688
        Risk Free Interest Rate           4.8%
        Expected Life of Option          8 Years
        Dividend Yield                    3.2%
        Expected Volatility                22%

                     OPTION AND SAR EXERCISES AND HOLDINGS


The following table sets forth information with respect to the Chairman, the President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                             Value of
                                                                   Number of                 Unexercised
                                                                   Securities Underlying     In-the-Money
                                                                   Unexercised               Options/SARs
                                                                   Options/SARs at           at Fiscal
                                                                   Fiscal Year-End (#)(1);   Year-End ($)(2);
                                                                   * * * * * * * * *         * * * * * * *
                             Shares Acquired                       Exercisable/              Exercisable/
Name                         on Exercise (#)   Value realized ($)  Unexercisable             Unexercisable
-------------                ---------------   ------------------  -------------             -------------
James W. Entringer                 --                  --            242,030/                   538,746/
                                                                            0                          0
Gregory E. Murphy                  --                  --             84,200/                    160,313/
                                                                            0                          0
Thornton R. Land                   --                  --            118,076/                    457,673/
                                                                            0                          0
Jamie Ochiltree, III               --                  --             58,376/                     47,064/
                                                                            0                          0
James W. Coleman, Jr.              --                  --             51,800/                     54,813/
                                                                            0                          0
Robert P. Rank                     --                  --             37,200/                     49,500/
                                                                            0                          0

1. The number of securities underlying unexercised options at the end of 1999 included options with tandem SARs granted under the Company's former stock option plan for employees, which plan expired November 5, 1992.

2. The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 1999 of $17.1875, less the option exercise price per share.

                                  PENSION PLANS

The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 1999 the Chairman, the President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Entringer, 6 years; Mr. Murphy, 18 years; Mr. Land, 13 years; Mr. Ochiltree, 4 years; Mr. Coleman, 16 years and Mr. Rank, 5 years.

                             PENSION PLAN TABLE(1)
                                Years of Service

Remuneration      5             15            20             25            30            35
------------    -------------------------------------------------------------------------------
125,000          12,500         37,500        50,000        62,500         75,000        87,500
150,000          15,000         45,000        60,000        75,000         90,000       105,000
175,000          17,500         52,500        70,000        87,500        105,000       122,500
200,000          20,000         60,000        80,000       100,000        120,000       140,000
225,000          22,500         67,500        90,000       112,500        135,000       157,500
250,000          25,000         75,000       100,000       125,000        150,000       175,000
300,000          30,000         90,000       120,000       150,000        180,000       210,000
400,000          40,000        120,000       160,000       200,000        240,000       280,000
450,000          45,000        135,000       180,000       225,000        270,000       315,000
500,000          50,000        150,000       200,000       250,000        300,000       350,000

1. The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE

The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Bauer, Herder and Ms. Lamm-Tennant, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and "outside directors" within the meaning of
Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE



than the group comprising the Company's peer group for purposes of the performance graph set forth on page 16 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chief Executive Officer; and (iii) such officer's ability to develop personnel within the areas of his responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets a minimum of four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the Chief Executive Officer (and with respect to the Chief Executive Officer between the Chief Executive Officer and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. If both individual and corporate goals are achieved for the year, the executive officer may earn the percentage of salary specified in the Annual Cash Incentive Plan for such officer's position as an annual incentive. In 1999, corporate goals included improving the combined ratio and increasing premium growth.

In February 2000, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chief Executive Officer as to the achievement of the individual performance-related goals and the Company's performance for 1999 using the criteria described above. Based upon the Company's performance for 1999 and the Annual Cash Incentive Plan percentage guidelines, the Committee determined that no annual cash incentives would be awarded for the year ended December 31, 1999 to any employee, including the Company's executive officers.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management is an incentive for management to enhance stockholder value. Stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chief Executive Officer. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility; i.e., more options are given to employees and executives in positions of greater responsibility, and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options will not necessarily be granted annually to each executive officer. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to or in substitution for options or stock appreciation rights. Some grants are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. In 1999, grants of restricted stock under the Plan were made to all executive officers, except Messrs. Entringer and Land. All restricted stock grants to executive officers are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE


On February 2, 1999, the Committee granted Mr. Murphy 9,000 restricted shares of the Company's Common Stock under Stock Option Plan II. The shares vest four years after the grant and are subject to the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period. On the same date, the Committee granted Mr. Murphy a non-qualified stock option to purchase 6,586 shares of the Company's common stock at an exercise price of $18.4688 per share, and an incentive stock option to purchase 5,414 shares of the Company's common stock at an exercise price of $18.4688 per share.

On February 2, 1999, Mr. Entringer announced that effective May 5, 1999, he would step down as Chief Executive Officer of the Company, but would continue as Chairman of the Board and an employee and Director of the Company. Given effect to the decrease in Mr. Entringer's duties, the Company and Mr. Entringer agreed that for the 12 months ending in May of 1999 he would be paid his full salary and for the 12 months following May 1999 he would receive compensation in the amount of $100,000. In addition, as part of the arrangement between the Company and Mr. Entringer, in November 1999, the Committee changed the vesting schedule of 16,000 shares of a restricted stock award made in February 1996, to Mr. Entringer so that this award would fully vest, as of December 16, 1999. The restricted stock award was originally scheduled to vest over a four-year period after the date of grant or earlier in the event of a change in control of the Company.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's basis for determining the compensation of the Chief Executive Officer has been substantially the same as those referred to above with respect to the Company's executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Entringer's and Mr. Murphy's base salary for 1999 were affected by their performance in the prior year and the Company's performance in the prior year, as compared to the peer group as described below. Both Mr. Entringer and Mr. Murphy are eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 1999.

Submitted by the Salary and Employee Benefits Committee of the Company's Board
of Directors:   A. David Brown (Chairman),  Paul D. Bauer, C. Edward Herder and
Joan M. Lamm-Tennant, Ph.D.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).


                          [CORPORATE PERFORMANCE GRAPH]

CRSP Total Revenue Index for:      12/1994    12/1995     12/1996     12/1997     12/1998    12/1999
----------------------------       -------    -------     -------     -------     -------    -------
Selective Insurance Group, Inc.      100.0      145.7       161.1       234.4       179.0      157.8
Nasdaq Stock Market (US Companies)   100.0      141.3       173.9       213.1       300.2      542.4
NASDAQ Stocks (SIC 6330-6339         100.0      140.2       152.0       230.9       197.0      148.2
  US Companies) Fire, Marine and
  Casualty Insurance

Notes:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

   D. The index level for a series was set to $100.0 on 12/30/1994.

1. The members of the Peer Group include Fire, Marine and Casualty insurers that are traded on the Nasdaq Stock Market and have the same Standard Industry Classification (SIC) number as the Company. The Peer Group members are as follows: 21st Century Holding Company; Allcity Insurance Company; Allied Group, Inc.; American Bankers Insurance Group, Inc.; American Country Holdings, Inc.; American Indemnity Financial Corporation; Argonaut Group, Inc.; Baldwin & Lyons, Inc. Class A; Baldwin &Lyons, Inc. Class B; Bancinsurance Corporation; Berkley W. R. Corporation; Cincinnati Financial Corporation; Citizens Security Group, Inc.; Condor Services, Inc.; Donegal Group, Inc.; EMC Insurance Group, Inc.; Exstar Financial Corporation; Financial Institutions Insurance Group, Ltd.; Foremost Corporation America; Gryphon Holdings, Inc.; HCC Insurance Holdings, Inc.; Harleysville Group Inc.; Home State Holdings, Inc.; Intercargo Corporation; Kaye Group, Inc.; MAIC Holdings, Inc.; MEEMIC Holdings, Inc.; Markel Corp.; Mercury General Corporation; Meridian Insurance Group, Inc.; Midland Company; Midland Financial Group, Inc.; Milwaukee Insurance Group Inc.; Mobile America Corporation; Motor Club of America; Mutual Assurance, Inc.; NAC Re Corporation; NCRIC Group, Inc.; National Security Group, Inc.; Navigators Group, Inc.; North East Insurance Company; Ohio Casualty Corporation; Old Guard Group, Inc.; Old Lyme Holding Corp.; Omni Insurance Group, Inc.; PXRE Corp.; PAC RIM Holding Corporation; Paula Financial; Pennsylvania Manufacturers Corporation; Philadelphia Consolidated Holding Company; Piedmont Management, Inc.; PMA Capital Corporation; Professionals Group Inc.; Professionals Insurance Company Management; RTW, Inc.; Rescorp, Inc.; Risk Capital Holdings, Inc.; SAFECO Corporation; Seibels Bruce Group, Inc.; Selective Insurance Group, Inc.; State Auto Financial Corporation; Superior National Insurance Group, Inc.; Symons International Corporation; Trenwick Group, Inc.; Unico American Corporation; United Fire & Casualty Company; United States Facilities Corporation; Unitrin, Inc.; Walshire Assurance Company.

       II. PROPOSAL TO AMEND THE SELECTIVE INSURANCE GROUP, INC.
           STOCK COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                             (Item 2 on Proxy Card)


At the Annual Meeting, stockholders will be asked to approve amendments to the Company's Stock Compensation Plan for Nonemployee Directors (the "Stock Plan"). The amendments are intended to (i) permit nonemployee directors to elect to receive up to 50% of his or her compensation under the Stock Plan for services as a director in cash for each calendar year, (ii) to eliminate from the Stock Plan the requirement that all participants receive compensation only in shares of Common Stock and (iii) to extend the term of the Stock Plan from December 31, 2007 to December 31, 2010. If the amendments to the Stock Plan are approved by the stockholders, the amendments would be effective for the quarterly payment on January 1, 2001.

The amendments and the principal features of the Stock Plan are summarized below. A copy of the Stock Plan, as proposed to be amended, is annexed hereto as Exhibit A and reference is made thereto for the complete text of the Stock Plan, as proposed to be amended.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE STOCK PLAN.

DESCRIPTION OF THE AMENDMENTS

On February 3, 2000, the Board of Directors (the "Board") unanimously approved amendments to the Stock Plan, subject to stockholder approval. The amendments would permit each director to elect, on or before December 20 of each year, to receive in cash up to 50% of his or her compensation for services as a director payable during the next succeeding calendar year. Currently, the Stock Plan provides for the payment of compensation solely in shares of Common Stock. If approved by stockholders, the amendments would permit each participant to elect on or before December 20, 2000 to receive in cash up to 50% of that portion of his or her compensation payable in 2001 and thereafter. The amendments further provide for the elimination from the Stock Plan the requirement of stockholder approval of any change to the Stock Plan which would modify the requirement that all participants receive compensation in only shares of Common Stock. The amendments also extend the term of the Stock Plan from December 31, 2007 to December 31, 2010.

REASONS FOR THE AMENDMENTS

Currently, participants receive all of their compensation under the Stock Plan for services as directors in only shares of Common Stock. For those participants who do not elect to defer the receipt of the shares as permitted by the Stock Plan, compensation received by them is recognized by them as ordinary income in the year of receipt. Participants thereby receive taxable compensation in the form of shares of Common Stock, but do not receive any cash in order to pay their income taxes. The purpose of the amendments is to permit each director the flexibility of electing to receive in cash up to 50% of his or her compensation in order to pay taxes and other expenses incurred as a result of his or her service as a director. The Board further believes that the extension of the term of the Stock Plan and the payment of directors' compensation all or partly in Common Stock enables the Company to attract and retain directors by offering them equity participation in the Company and further promotes the interests of the Company and stockholders by aligning the interests of directors and stockholders.

The amendments further eliminate from the Stock Plan the requirement that all participants receive compensation in only shares of Common Stock. This change in the Stock Plan is necessary to make the Stock Plan consistent with the proposed amendments.

DESCRIPTION OF THE STOCK PLAN

The Stock Plan was previously approved by stockholders at the 1996 Annual Meeting. The Stock Plan commenced on January 1, 1997 and currently expires on December 31, 2007 unless terminated earlier by the Board. If the amendments are approved by the stockholders, the term of the Stock Plan, as amended, will be extended to December 31, 2010.

Each member of the Board who is not an employee of the Company or a subsidiary of the Company participates in the Stock Plan (each, a "Participant"). Eleven directors are currently participants in the Stock Plan.

The maximum number of shares of Common Stock that are available for issuance under the Stock Plan is 400,000 shares. In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split or other change in the capital structure of the Company, an appropriate adjustment will be made in the number and/or kind of securities issuable under the Stock Plan and available for issuance under the Stock Plan to prevent either a dilution or enlargement of the Participants' rights under the Stock Plan. Such an adjustment was made in connection with the Company's two-for-one Common Stock split effective December 1, 1997.

The Stock Plan is administered by the Secretary of the Company. The administrator's duties are limited to matters of interpretation and administrative oversight of the Stock Plan.

The Stock Plan currently provides that each Participant receives compensation for services as a director ("Compensation") only in shares of Common Stock. Participants are entitled to receive quarterly in each year (each January 1, April 1, July 1 and October 1), a number of shares of Common Stock determined by dividing one-fourth of the amount of their Compensation by the "fair market value" of a share of Common Stock, which is the average of the high and low sale prices of a share of Common Stock as quoted in the Nasdaq National Market, on each designated payment date. Compensation is prorated for any person who becomes a Participant after a designated payment date and before the next designated payment date. The right to receive shares of Common Stock under the Stock Plan are nontransferable except by will or the laws of descent and distribution. If the amendments to the Stock Plan are approved by the stockholders, Participants will be permitted to elect to receive up to 50% of their Compensation in cash.

A Participant may elect prior to December 20 of each year to defer the issuance and receipt of shares of Common Stock issuable as Compensation for the next succeeding calendar year and thereafter. An election covering more than one year may be revoked or modified by a Participant with respect to calendar years not yet begun by written notice to the Company not later than December 20 of the year prior to the first year for which such revocation or modification is to apply. A Participant may elect to defer the issuance of shares of Common Stock until (i) a specified year in the future, (ii) the attainment of age 70 or (iii) termination of services as a director. In such event, shares issuable in respect of Compensation for such year, and any dividends payable in respect of such shares and interest thereon, will be credited to a deferred compensation account for the Participant. If the amendments to the Stock Plan are approved by the stockholders, Participants will also have the right to defer the cash portion (if any) of their Compensation in the same manner as the stock portion.

The amount of Participants' Compensation is determined by the Board no more frequently than once per year during the term of the Stock Plan.

The Board may terminate or suspend the Stock Plan at any time. The Board may amend the Stock Plan from time to time in such respects as the Board may deem advisable to conform to changes in applicable laws or regulations or in any other respect that the Board deems to be in the Company's best interests, except, that no amendment to the Stock Plan is effective without stockholder approval if the amendment would increase the number of shares of Common Stock available for issuance under the Stock Plan or if stockholder approval is required under the Securities Exchange Act of 1934 or the rules of the National Association of Securities Dealers, Inc. applicable to issuers with securities reported on the Nasdaq National Market. No amendment of the Stock Plan shall be made to modify the eligibility requirement for Participants. If the amendments to the Stock Plan are approved by the stockholders, the requirement for stockholder approval for any change that would modify the requirement that Participants receive all of their Compensation in shares of Common Stock would be eliminated.

The Board has set the amount of Compensation for all Participants at $38,000.00 per annum, effective January 1, 2000. Under the Stock Plan, as currently in effect, each Participant received or deferred payment of 564 shares of Common Stock on the January 1, 2000 payment date. As of March 15, 2000, a total of 55,500 shares of Common Stock have been awarded to all current directors as a group. The following table sets forth, as of March 15, 2000, the number of shares of Common Stock received or deferred by each current Participant:



                    NAME                   NO. OF SHARES
                    ----                   -------------
                    Paul D. Bauer..................2,480
                    A. David Brown.................5,302
                    William A. Dolan, II...........5,302
                    William C. Gray, D.V.M.........5,302
                    C. Edward Herder...............5,302
                    William M. Kearns, Jr..........5,302
                    S. Griffin McClellan III.......5,302
                    William M. Rue.................5,302
                    Thomas D. Sayles, Jr...........5,302
                    Joan Lamm-Tennant, Ph.D........5,302
                    J. Brian Thebault..............5,302



The market value of the Common Stock as of March 15, 2000, as reflected by the closing price of the Common Stock on the Nasdaq National Market, was $15.25 per share.

FEDERAL INCOME TAX CONSEQUENCES

Compensation paid under the Stock Plan, whether in Common Stock or cash, is recognized by the recipient as ordinary income in the year it is received. Amounts paid in Common Stock are valued for tax purposes at the fair market value of the shares on the date of payment. The amount of ordinary income recognized by the recipient is generally deductible for the same year by the Company for Federal income tax purposes.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for the adoption of the amendments to the Stock Plan. If stockholders do not approve the amendments, the Stock Plan will continue in effect as presently constituted.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE STOCK PLAN.



       III. PROPOSAL TO AMEND THE SELECTIVE INSURANCE GROUP, INC.
                         STOCK OPTION PLAN FOR DIRECTORS
                             (Item 3 on Proxy Card)


At the Annual Meeting, stockholders will be asked to approve amendments to the Company's Stock Option Plan for Directors (the "Option Plan"). The amendments are intended to (i) extend the term of the Option Plan for an additional ten years and (ii) increase by 450,000 the number of shares of Common Stock reserved for issuance under the Option Plan to an aggregate of 850,000 shares.

The amendments and the principal features of the Option Plan are summarized below. A copy of the Option Plan, as proposed to be amended, is annexed hereto as Exhibit B and reference is made thereto for the complete text of the provisions of the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN.

DESCRIPTION OF THE AMENDMENTS

On February 3, 2000, the Board unanimously approved the amendments to the Option Plan, subject to stockholder approval. The amendments provide for the extension of the Option Plan for an additional ten years to March 1, 2010. The amendments further provide for the increase by 450,000 the number of shares of Common Stock reserved for issuance under the Option Plan to an aggregate of 850,000 shares.

REASONS FOR THE AMENDMENTS

The Board believes that the Option Plan is an important incentive for attracting and retaining outside directors through the opportunity of equity participation, and that the Option Plan should continue. The Option Plan was previously approved by stockholders at the 1990 Annual Meeting and took effect on and as of March 1, 1990. If the Option Plan is not extended, the options granted to directors under the Option Plan on March 1, 2000 would be the last options granted under the Option Plan. Also, as of March 15, 2000, only 37,000 shares remained available for the grant of stock options under the Option Plan. The extension of the term of the Option Plan and increase in the number of shares reserved for issuance thereunder are intended to enable the Company to continue the Option Plan in effect.


DESCRIPTION OF THE OPTION PLAN

The Option Plan currently provides for the automatic annual grant to all directors who are not full-time employees of the Company or any subsidiary of the Company of non-qualified stock options to purchase 3,000 shares of Common Stock (each, a "Participant"). Eleven directors are currently Participants under the Option Plan. The annual grant is made on March 1 of each year or, if March 1 is not a business day, on the next succeeding business day. The options become exercisable on the first anniversary of the date of grant; provided that any option not yet exercisable becomes exercisable in full (i) upon the retirement of the optionee because of total and permanent disability or upon the death of the optionee or (ii) six months after the retirement of the optionee for any other reason. No option is exercisable after ten years from the date the option is granted. The exercise price for each share of Common Stock covered by an option is equal to the fair market value of a share of Common Stock on the date of grant of the option. An aggregate of 400,000 shares of Common Stock were originally reserved for issuance under the Option Plan.

The Board may amend the Option Plan but not more than once every six months so as to: (i) change the class of persons eligible to receive options, (ii) change the timing of grants of options or (iii) change the amount of options to be granted to directors, other than amendments to comport with changes in the Internal Revenue Code or rules thereunder. The Board may suspend or discontinue the Plan at any time.

Options granted under the Option Plan may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options are transferable by an optionee only by will or by the laws of descent and distribution or by gift or pursuant to a domestic relations order to any (i) family member as specified in the Option Plan, (ii) any trust, or trusts, in which such family members have more than 50% of the beneficial interest, (iii) any foundation in which the optionee or such family members control the management of assets and/or (iv) any other entity in which the optionee or such family members own more than 50% of the voting interests.

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in the corporate structure or capitalization affecting Common Stock, adjustments shall be made in the number (including the number of shares reserved for issuance) and kind of shares which are or may become subject to options granted or which may be granted under the Option Plan. Such an adjustment was made in connection with the Company's two for one Common Stock split effective December 1, 1997.

On March 1, 2000, each Participant was granted, options to purchase 3,000 shares of Common Stock. As of March 15, 2000, options to purchase a total of 282,000 shares have been awarded to all current directors as a group. The following table sets forth for each current Participant, as of March 15, 2000, the total number of shares of Common Stock underlying options granted under the Option
Plan:



                    NAME      NO. OF SHARES UNDERLYING OPTIONS
                    ----      --------------------------------

                    Paul D. Bauer..................6,000
                    A. David Brown................15,000
                    William A. Dolan, II..........33,000
                    William C. Gray, D.V.M........27,000
                    C. Edward Herder..............33,000
                    William M. Kearns, Jr.........33,000
                    S. Griffin McClellan III......33,000
                    William M. Rue................33,000
                    Thomas D. Sayles, Jr..........33,000
                    Joan Lamm-Tennant, Ph.D.......21,000
                    J. Brian Thebault.............15,000


The market value of the Common Stock as of March 15, 2000, as reflected by the closing price of the Common Stock on the Nasdaq National Market, was $15.25 per share.

FEDERAL INCOME TAX CONSEQUENCES

Options granted under the Option Plan are "non-qualified" stock options. An optionee who exercises a non-qualified stock option will recognize ordinary income at the date of exercise, in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The Company ordinarily will be entitled to a Federal income tax deduction in the same year and in the same amount as the income recognized by the optionee, provided the Company satisfies certain federal income tax withholding requirements that may be applicable.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for the adoption of the amendments to the Option Plan. If stockholders do not approve the proposed amendments to the Option Plan, options could no longer be granted under the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN.

       INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Chas. E. Rue & Sons, Inc., a general insurance agency, which received $1,225,554 in commissions during 1999 for insurance policies placed with the Company's subsidiaries. During 1999, the Company's insurance subsidiaries purchased insurance coverages with premiums of $689,111 through the agency. J. Brian Thebault, a director of the Company, is Chairman and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $58,848 during 1999 for services performed for the Company and its subsidiaries. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue its relationship with Chas. E. Rue & Sons, Inc. and L.P. Thebault Company, Inc. in the current year.

On December 16, 1994, Messrs. Murphy, Ochiltree and Rank, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy, Ochiltree and Rank were $105,395, $197,000 and $147,750, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of February 11, 2000 were $65,908, $114,260 and $94,843, respectively for Messrs. Murphy, Ochiltree and Rank, respectively.

On August 7, 1998, Messrs. Murphy, Ochiltree, Coleman and Rank incurred certain indebtedness to the Company in connection with the purchase of Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Ochiltree, Coleman and Rank were $162,495, $98,799, $83,196, and $87,987, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of February 11, 2000 were $148,523, $84,967, $76,700 and $81,117 for Messrs.
Murphy, Ochiltree, Coleman and Rank, respectively.

                               DATE FOR SUBMISSION
                            OF STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2001 Annual Meeting of Stockholders (to be held on or about May 4, 2001) must submit the same in time to be received at the Company's head-quarters at Branchville, New Jersey, on or before December 1, 2000, for determination of eligibility in accordance with law.

                             DISCRETIONARY AUTHORITY

A duly executed proxy given in connection with the Company's 2001 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before February 16, 2001, without advice in the Company's proxy statement as to the nature of such matter.

                              FINANCIAL STATEMENTS
                              AND OTHER INFORMATION

Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 1999 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Vice President and Controller, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.

                                   ACCOUNTANTS

For many years, the Company has engaged the services of KPMG LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

                                                                       EXHIBIT A

                         SELECTIVE INSURANCE GROUP, INC.

                             STOCK COMPENSATION PLAN
                      FOR NONEMPLOYEE DIRECTORS, AS AMENDED

I.     PURPOSE OF THE PLAN

       The purpose of this Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors, as amended (the "Plan"), is to provide for the payment of compensation payable to members of the Board of Directors (the "Board") of Selective Insurance Group, Inc. (the "Company") who are not employees of the Company or a subsidiary of the Company for their services as directors in shares of the common stock, $2.00 par value, of the Company ("Common Stock"), or in a combination of cash and shares of Common Stock as provided in the Plan, thereby increasing their ownership of Common Stock and promoting the alignment of their interest in the long-term success of the Company with that of stockholders generally.

II.    ELIGIBILITY

       Each person who is a member of the Board (a "Director") and is not an employee of the Company or any of its subsidiaries shall be a participant in the Plan (a "Participant").

III.   ADMINISTRATION

       The Plan will be administered by the Secretary of the Company (the "Administrator"). The Administrator's duties under the Plan will be limited to matters of interpretation and administrative oversight of the Plan. Each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of the Plan will be conclusive and binding for all purposes on the Company and all Participants, and the Administrator will not be liable for any action or determination made in good faith with respect to the Plan.

IV.    COMPENSATION

       (a) Subject to approval of the Plan by stockholders of the Company, commencing January 1, 2001, each Participant shall receive his or her annual compensation for services as a Director (the "Compensation") as provided in this Plan. Compensation shall be paid in (i) shares of Common Stock or (ii) in cash and shares of Common Stock, at the election of the Participant, provided that not more than fifty percent (50%) of the Compensation shall be paid in cash. Each Participant may elect on or before December 20 of each year to receive in cash up to fifty percent (50%) of his or her Compensation payable during the next succeeding calendar year. The elections made pursuant to this Section IV shall be irrevocable for the calendar year for which the election is made and shall apply to each calendar year thereafter until the Participant, on or before December 20 of the immediately preceding calendar year, makes a different election for the next succeeding calendar year, which election shall remain continue in effect until a different election is made in the manner provided in the Plan. The number of shares of Common Stock to be issued to each Participant pursuant to this Section IV(a) shall be determined on January 1, April 1, July 1 and October 1 of each year (each, a "Payment Date"), or the next succeeding business day if a Payment Date is not a business day. On each Payment Date, each Participant shall become entitled to receive the number of shares of Common Stock determined by dividing one-fourth of the amount of the Participant's Compensation to be paid in Common Stock by the Fair Market Value (as hereinafter defined) of a share of Common Stock on the Payment Date. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number of shares and shall be issued on the applicable Payment Date.

       (b) Any person who becomes a Participant in the Plan after a Payment Date and before the next succeeding Payment Date in any year, whether by appointment or election as a Director or by ceasing to be an employee of the Company or a subsidiary of the Company, shall receive a pro rata amount of Compensation payable under Section IV(a) until the next Payment Date. Such pro rata amount of Compensation shall be determined by multiplying the amount of such Participant's Compensation by a fraction, the numerator of which shall be the number of days remaining from the date of election or appointment until the next succeeding Payment Date, and the denominator of which shall be 365. Such person may effect an election under Section IV(a) for the remainder of the calendar year in which he or she became a Participant by making such election prior to the Payment Date next succeeding the date on which such person became a Participant.

V.     CERTIFICATES FOR SHARES

       No certificate for shares of Common Stock will be issued to a Participant unless the Participant requests such issuance in writing to the Company. Shares of Common Stock issuable to a Participant will be credited to such Participant's account until receipt of such written request for all or part of such shares. The number of shares of Common Stock issuable on each Payment Date and the cumulative number of shares credited to an account under the Plan will be shown on a statement of account furnished to each Participant after each Payment Date. Upon a Participant's written request to the Company, a certificate for all or any portion of the whole shares of Common Stock credited to such Participant's account will be issued to such Participant.

VI.    FAIR MARKET VALUE

       For the purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any Payment Date shall be equal to the average of the high and low sale prices of a share of Common Stock, as reported on the Nasdaq National Market, on such Payment Date.

VII.   DEFERRAL OF RECEIPT OF COMPENSATION

       (a) Election to Defer Receipt of Compensation (i) A Participant may irrevocably elect on or before December 20 of each year to defer the issuance and receipt of shares of Common Stock and cash (if any) issuable under the Plan in respect of Compensation to be payable to such Participant during the next succeeding calendar year and any calendar year thereafter. The Participant may elect to defer such issuance of shares of Common Stock and cash (if any) until (A) a specified year in the future, (B) the attainment of age 70 or (C) termination of services as a Director. Subject to Section VII(d) hereof, if the foregoing alternative (A) is elected by the Participant, such shares of Common Stock and amounts of cash (if any) issuable or payable to the Participant shall be issued and paid within sixty days after the beginning of the year specified in his or her election. Subject to Section VII(d) hereof, if the foregoing alternative (B) or (C) is elected by the Participant, such shares of Common Stock and amounts of cash (if any) shall be issued and paid within sixty days after his or her attainment of age 70 or termination of service as a Director, as the case may be. (ii) In the event of a "Change of Control" (as hereinafter defined), notwithstanding any Participant's election, and if such Change of Control results in the termination of a Participant's service as a Director of the Company, all shares of Common Stock and cash (if any) deferred under the Plan shall be issued on the first day of the month following the termination of such Participant's service. "Change of Control" means: (A) an acquisition of a controlling interest in the Company's voting securities, (B) an election contest, (C) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company, (D) a merger, or (E) a consolidation or other business combination resulting in Directors constituting a majority of the Board nominated by management of the Company immediately prior to such Event ceasing to be Directors after such Event. (iii) A deferred compensation account shall be established for each Participant who elects to defer the receipt of shares of Common Stock and cash under the Plan, and all shares and cash so deferred shall be credited to such Participant's deferred compensation account.

       (b) Amendment or Revocation of Election. An election pursuant to this
       Section VII covering more than one (1) calendar year may be revoked or modified by a Participant with respect to calendar years not yet begun by written notice to the Company received by not later than December 20 of the year prior to the first calendar year for which such revocation or modification is to apply.

       (c) Cash Compensation and Cash Dividends on Shares of Common Stock. In the event that cash dividends on the shares of Common Stock, the issuance of which are deferred hereunder, are declared and paid during the period commencing on the date such shares would have been issued but for such deferral and terminating on the date of issuance of such shares of Common Stock (the "Deferred Period"), an amount equal to the amount of such dividends shall be credited to such Participant's deferred compensation account as and when such dividends are paid by the Company as if such shares of Common Stock had been issued and outstanding during the Deferred Period. The cash portion, of such account including Compensation paid in cash, shall be credited with interest on December 31 of each year (if on such date there is a balance in the account) equal to the amount of interest, if any, which would have been earned on the average cash balance in a Participant's account for the year at an annual rate of interest equal to the average one-year United States Treasury Bill rate for the year. If amounts credited to a Participant's account are withdrawn prior to any such December 31, interest on such withdrawn amounts shall be credited to such account calculated at an annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of the withdrawal. The Company shall pay the Participant on the date such Participant's deferred shares of Common Stock are actually issued an amount in cash equal to the amount of cash, dividends paid on shares of Common Stock, on a cumulative basis, and interest, if any, credited to such Participant's account.

       (d) Form of Payment. A Participant may elect to receive shares of Common Stock and cash, the issuance of which is deferred hereunder, and any cash dividends on shares of Common Stock, the issuance of which is deferred hereunder, in either (i) a lump sum or (ii) up to five equal (or as nearly equal as possible) installments.

       (e) Nontransferability. The right to receive the shares of Common Stock and cash deferred hereunder, amounts of cash dividends, and interest thereon, if any, described in this Section VII shall not be transferable, except by will or the laws of descent and distribution.

       (f) Participant's Rights Unsecured; Title to Funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds payable in respect of cash, dividends on shares of Common Stock, and interest thereon, if any, under this Section VII shall continue for all purposes to be a part of the general funds of the Company and shall not be specifically set aside or otherwise segregated. The obligation of the Company to issue and deliver shares of Common Stock under this Section VII shall be a general contractual obligation of the Company. To the extent that a Participant acquires a right to receive payments from the Company and shares of Common Stock from the Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company and such rights shall be an unsecured claim against the general assets of the Company.

       (g) Statement of Account. A statement will be furnished to each Participant on or about March 1 of each year stating the number of shares of Common Stock and the cash balance credited to such Participant's deferred compensation account as of the preceding December 31.

VIII.  SHARES AVAILABLE FOR ISSUANCE

       (a) Maximum Number of Shares Available. The maximum number of shares of the Company's Common Stock that will be available for issuance under the Plan will be 400,000 shares, subject to any adjustments made in accordance with the provisions of Section VIII(b). Shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares or treasury shares. If treasury shares are used, all references in the Plan to the issuance of shares will be deemed to mean the transfer of shares from treasury.

       (b) Adjustments to Shares. In the event of any reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities issuable under the Plan and available for issuance under the Plan to prevent either the dilution or the enlargement of the rights of the Participants hereunder.

IX.    DETERMINATION OF COMPENSATION

       The amount of Compensation shall be determined by the Board no more frequently than once per calendar year during the term of the Plan.

X.     LIMITATION ON RIGHTS OF PARTICIPANTS

       (a) Service as a Director. Nothing in the Plan will interfere with or limit in any way the right of the Board or the Company's stockholders to remove a Participant from the Board. Neither the Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the Company's stockholders have retained or will retain a Participant for any period of time or at any particular rate of compensation.

       (b) Nonexclusivity of the Plan. Nothing contained in the Plan is intended to affect, modify or rescind Company's stock option plan or retirement plan for nonemployee directors.

XI.    PLAN AMENDMENT, MODIFICATION AND TERMINATION

       The Board may suspend or terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that the Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendment to the Plan will be effective without approval of the Company's stockholders if such amendment is to increase the number of shares of Common Stock available for issuance under the Plan, or if stockholder approval of such amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, or the rules of the National Association of Securities Dealers, Inc. applicable to issuers with securities reported on the Nasdaq National Market, and, provided, further, that no amendment to the Plan shall be made to modify the eligibility requirement for Participants set forth in Section

       II of the Plan. In addition, the Plan may not be amended more than once every six months other than to conform the Plan to changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, the Securities Exchange Act of 1934, or the rules thereunder.

XII.   EFFECTIVE DATE AND DURATION OF THE PLAN

       Subject to approval by the Company's stockholders, the Plan shall become effective on January 1, 2001 and will terminate on the tenth anniversary of such date, unless earlier terminated by the Board.

XIII.  MISCELLANEOUS

       (a) Securities Laws and Other Restrictions. Notwithstanding any other provision of the Plan, the Company will not be required to issue any shares of Common Stock under the Plan and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there have been obtained any other consent, approval or permit from any other regulatory body that the General Counsel of the Company, in his discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

       (b) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of New Jersey.

                                                                       EXHIBIT B

                         SELECTIVE INSURANCE GROUP, INC.

                         STOCK OPTION PLAN FOR DIRECTORS

I.     PURPOSE

       The purpose of this Stock Option Plan for Directors (the "Plan") of Selective Insurance Group, Inc. (the "Company") is to encourage ownership of the Company's common stock, $2.00 par value ("Common Stock"), by outside directors of the Company, whose services are considered essential to the Company's progress, and to thereby provide them with a further incentive to continue as directors of the Company.

II.    PARTICIPATION IN THE PLAN

       All directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("Director(s)") shall participate in the Plan except for any Director who shall elect in a written notice to the Secretary of the Company not to participate in the Plan.

III.   COMMON STOCK SUBJECT TO THE PLAN

       The maximum number of shares of Common Stock available for the exercise of options granted under the Plan ("Option(s)") shall be eight hundred fifty thousand (850,000) shares. Such number of shares of Common Stock shall be subject to adjustment as provided in Section VIII of the Plan. If any outstanding Option expires or is terminated for any reason without having been exercised in full, the shares of Common Stock covered by the unexercised portion of such Option shall again become available for the grant of Options.

IV.    NONSTATUTORY STOCK OPTIONS

       All Options shall be nonqualifed Options and shall not be entitled to tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date, and as may be amended from time to time (the "Code").

V.     TERMS, CONDITIONS AND FORM OF OPTIONS

       (a) Option Agreements. Each Option granted under the Plan shall be evidenced by a written agreement in the form annexed hereto as Exhibit A-1.

       (b) Grant of Options. An Option to purchase three thousand (3,000) shares of Common Stock shall be granted automatically to each Director on March 1 or, if March 1 is not a business day, on the next succeeding business day of each year, commencing March 1, 2001, during the term of the Plan.

       (c) Options Not Transferable. Except as otherwise expressly provided in Section V(d) of the Plan, each Option shall not be transferable by the optionee, except by will or by the laws of descent and distribution and shall be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Except as otherwise expressly provided in Section V(d) of the Plan, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process."

       (d) Transfer of Options. Notwithstanding anything in the Plan to the contrary, each Option granted or to be granted to any optionee under the Plan shall be transferable by such optionee, by gift or pursuant to a domestic relations order, to any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (collectively "Family Members"), (ii) any trust or trusts in which any Family Members have more than fifty percent (50%) of the beneficial interest, (iii) any foundation in which the optionee or any Family Members control the management of assets and/or (iv) any other entity in which the optionee or any Family Members own more than fifty percent (50%) of the voting interests, provided that (x) the agreement or assignment pursuant to which such Options are transferred must provide for such transferability only in a manner consistent with the provisions of the Plan, (y) subsequent transfers of transferred Options shall be prohibited except in accordance with Section V(c) of the Plan and (z) any transfer of Options not in compliance with this Section V(d) shall be void and of no effect. Following the transfer of any Options, the transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the provisions of the Plan shall continue to apply to such transferred Options"; and it is further

       (e) Exercise of Option. Each Option shall become exercisable on the first anniversary of the date upon which it was granted; provided, however, that any outstanding Option that is not yet exercisable shall become exercisable in full (i) upon the retirement of the optionee because of total and permanent disability or upon the death of the optionee, as hereinafter provided or (ii) six months after the retirement of the optionee for any other reason. No Option shall be exercisable after the expiration of ten (10) years from the date upon which such Option is granted.

       (f) Exercise by Representative Following Death or Disability of Director. In the event of the death or disability of an optionee, any Option outstanding as of the date of death or disability may be exercised, in whole or in part, by the optionee's executor, administrator, guardian or legal representative in accordance with the terms of such Option.

       (g) Exercise of Options. Options may be exercised by written notice to the Company addressed to the office of the Secretary of the Company and accompanied by payment in cash or in shares of Common Stock of the Company for the full exercise price for the shares as to which they are exercised.

VI.    MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

       No Option shall be extended or renewed, and no Option shall be granted in substitution for any Option granted. No Option shall be modified oar amended without the consent of the optionee or the optionee's executor, administrator, guardian or legal representative.

VII.   OPTION EXERCISE PRICE

       The exercise price for each share of Common Stock covered by an Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of such Option. For the purposes of the Plan, the term "Fair Market Value" shall mean the average of the highest and lowest quoted selling prices for a share of Common Stock on the date of grant of an Option, or, if the date of grant of the Option is not a business day, on the next succeeding business day, as reported on the NASDAQ National Market System. If there is no sale of Common Stock reported on such date, "Fair Market Value" shall mean the average of the highest asked and lowest bid prices for a share of common Stock on such date as reported on the NASDAQ National Market System.

VIII.  GENERAL PROVISIONS

       (a) Assignments. The rights and benefits under this Plan may not be assigned except as provided in Section V hereof.

       (b) Term of the Plan. No Options shall be granted more than ten (10) years after the effective date of this Plan.

       (c) Limitation of Rights. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time or at any particular rate of compensation. An optionee shall have no rights as a stockholder with respect to the shares covered by such optionee's Options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date precedes the date such certificate is issued.

       (d) Adjustments. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in the corporate structure or capitalization affecting Common Stock, adjustments shall be made in the number (including the aggregate numbers specified in Section III) and kind of shares which are or may become subject to Options granted or to be granted hereunder.

       (e) Effective Date. This Plan shall take effect on and as of March 1, 2001, upon approval of the Plan by the stockholders or the Company. In no event shall any Option become exercisable until twenty (20) days after the filing with the Securities and Exchange Commission of a registration statement on Form S-8, or such other form of registration statement, if any, as shall be required.

       (f) Amendment. The Board of Directors of the Company may suspend or discontinue the Plan at any time. The Plan may be amended by the Board of Directors but may not be amended more than once every six
              (6) months so as to: (i) change the class of persons eligible to receive Options; (ii) change the timing of grants of Options; or
              (iii) change the amount of Options to be granted to Directors under the Plan, other than amendments made to comport with changes in the Code or rules thereunder.

       (g) Administrative Discretion. No discretion concerning decisions regarding the Plan shall be afforded to any person who is not a "disinterested person," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule, as in effect from time to time.

       (h) Notice. Any written notice to the Company required by any of the provisions of this Plan or the Option Agreement under the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

IX.    GOVERNING LAW

       This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New Jersey and construed accordingly.

                                                 EXHIBIT A-1 to EXHIBIT B

                         SELECTIVE INSURANCE GROUP, INC.

                         STOCK OPTION PLAN FOR DIRECTORS

                             STOCK OPTION AGREEMENT

THIS AGREEMENT, effective the ___________________________of , by and between SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation, with its principal office at Wantage Avenue, Branchville, New Jersey 07890 (hereinafter called the "Company"), and _______________________, residing at
_______________________________________________ (hereinafter called the
"Optionee").

                                WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the "Board") adopted a Stock Option Plan for Directors (the "Plan") on May 4, 1990 and said plan expires in 2000; and

WHEREAS, the Board has approved an amendment to the Plan to increase in number of shares available in the Plan, and extending the expiration date of the plan to March 1, 2010; and

WHEREAS, the Plan provides for the automatic grant of options to Directors of the Company who are not full-time employees of the Company to purchase shares of the Company's Common Stock, $2.00 par value ("Common Stock");

NOW THEREFORE, it is mutually agreed as follows:

1.) The Company hereby grants to the Optionee, pursuant to the Plan and on the terms and conditions hereinafter set forth, an option to purchase all or any part of three thousand (3,000) shares of Common Stock at a price of $____ per share (the "Option"), said price being the Fair Market Value of a share of Common Stock on the date hereof as determined under the Plan.

2.) The right to purchase the shares of Common Stock subject to the Option shall vest and be exercisable twelve (12) months after the date hereof. Any unexercised part of the Option shall lapse ten (10) years after the date hereof. No fractional share may be purchased or delivered hereunder. In no event shall any Option become exercisable until twenty (20) days after the filing with the Securities and Exchange Commission of a registration statement of Form S-8, or such other form of registration statement, if any, as shall be required.

3.) The Option may be exercised only by written notice to the Company, addressed to the Secretary of the Company, specifying the number of shares of Common Stock in respect of which the Option is being exercised and accompanied by cash payment of the full purchase price for such shares.

4.) The Company shall take any action required by law and applicable regulations to authorize the issuance and delivery of any shares of Common Stock subject to an Option. Upon completion of such action, and upon valid exercise of an Option, the Company shall deliver to the Optionee certificates for such shares, which shares, when issued, shall be fully paid and nonassessable.

5.) If, prior to delivery by the Company of all of the shares covered by the Option, there shall be any increases or reductions in the number or shares of Common Stock outstanding by reason of any stock dividend or stock split or other readjustment or, if there is any other material change in the capital structure of the Company by reason of any reclassification, reorganization, recapitalization or otherwise, there shall be a proportionate and equitable adjustment of the terms of the Option with respect to the amount and class of shares remaining subject to the Option and the purchase price to be paid therefor.

6.) The Optionee shall have no rights or privileges as a stockholder of the Company with respect to the shares of Common Stock issuable under the Option until certificates representing such shares have been issued to said Optionee. Prior to the delivery of such shares, the Company may require the Optionee or other authorized person exercising the Option to furnish such representations as may be required in the sole discretion of the Company's counsel to satisfy the requirements of applicable law.

7.) The Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

8.) In the event that the Optionee shall cease to be a Director of the Company, or in the event of the death or disability of the Optionee, the Option shall be exercisable in accordance with the terms and conditions of the Plan.

9.) Neither the granting of the Option, nor any action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Director for any period of time or any particular rate of compensation.

10.) The acceptance by the Optionee of the Option and the execution and delivery of this Agreement constitutes the agreement by the Optionee to be bound by the terms and conditions of the Plan, as amended from time to time. In the event of any inconsistency between the terms and conditions of the Plan and the provisions of this Agreement, the terms and conditions of the Plan shall take precedence.

11.) Any notice to be given or served under the terms of this Agreement or the Plan shall be delivered to the Secretary of the Company and to the Optionee at the address shown above or such other address or addresses as either party may designate in writing to the other. Any such notice shall be given by hand delivery or by registered or certified United States mail, postage prepaid, return receipt requested, and shall become effective when received.

12.) This Agreement shall be construed in accordance with the laws of New Jersey and shall be binding on and inure to the benefit of any successor or successors of the Company and each executor, administrator, guardian or legal representative of the Optionee.

13.) The Company may make such provisions as it may deem necessary and appropriate for the withholding of any taxes if the Company determines it is required to withhold in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                       SELECTIVE INSURANCE GROUP, INC.

                                       By:

                                          -------------------------
                                          Gregory E. Murphy
                                          Chief Executive Officer and President

ATTEST:

----------------------------
      Michele C. Nieroda
      Corporate Secretary

                          --------------------------------
                                    ,Optionee

[SELECTIVE LOGO]

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ  07890
(973) 948-3000
http://www.selectiveinsurance.com

                        SELECTIVE INSURANCE GROUP, INC.
             Proxy Solicited on Behalf of the Board of Directors of Selective Insurance Group, Inc. for Annual Meeting of Stockholders, May 5, 2000


     The undersigned, a stockholder of Selective Insurance Group, Inc. (the "Company"), hereby constitutes and appoints C. Edward Herder, William M. Rue and Thomas D. Sayles, Jr. and/or any one or more of them (with full power of substitution and the full power to act without the others or
P    other), the Proxy Committee to vote the stock of Selective Insurance Group,
R    Inc. registered in the name of the undersigned at the Annual Meeting of
O    Stockholders of the Company to be held on Friday, May 5, 2000, at 11:00
X    a.m., in the auditorium at the headquarters of the Company at 40 Wantage
Y Avenue, Branchville, New Jersey, and at any adjournment thereof, for the Election of Directors to be held at said meeting, for the proposal to amend the Stock Compensation Plan for Non-Employee Directors, for the proposal to amend the Stock Option Plan for Directors, and upon such other matters as may properly come before the meeting, hereby granting to said Proxy Committee, or any member thereof, full power and authority to act for and vote in the name of the undersigned with full power of substitution.

            ELECTION OF DIRECTORS

            Nominees for Terms Expiring 2003:
            A. David Brown
            William M. Kearns, Jr.
            S. Griffin McCellan III
            J. Brian Thebault



     Specify you choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need no mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this Proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.

                                                              |-----------|
                                                              |see reverse|
                                                              |   side    |
                                                              |-----------|

   -----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

---- Please mark your
 X   votes as in this
---- example.

     This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors. FOR approval of the amendment to Selective's Stock compensation Plan for Non-Employee Directors, and FOR approval of the amendment to Selective Stock Option Plan for Directors.


                   FOR  WITHHELD                          FOR   AGAINST ABSTAIN
1. Election of    -----  -----     2. To approve the     -----   -----   -----
   Directors                          proposal to amend
   (see reverse)  -----  -----        Selective's Stock  -----   -----   -----
                                      Compensation Plan
For, except vote withheld from        for Non-Employee
the following nominee(s).             Directors


------------------------------

                                    FOR    AGAINST  ABSTAIN
3. To approve the proposal to      -----    -----    -----
   amend Selective's Stock Option
   Plan for Directors              -----    -----    -----


4. In their discretion upon such other matters as may properly come before the meeting








                                              ----------------------------------
SIGNATURE(S)---------------------- DATE-----  Please mark, sign, date and return
NOTE: Please sign exactly as name appears     this Proxy promptly using the
      hereon. Joint owners should each        enclosed envelope.
      sign. When signing as attorney,         ----------------------------------
      executor, administrator, trustee
      or guardian, please give full title
      as this Proxy promptly using the
      enclosed envelope.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET


   VOTE BY TELEPHONE         VOTE BY INTERNET            VOTE BY MAIL
Call TOLL-FREE using a    Access the WEBSITE and    Return your proxy in the
  Touch Tone phone            cast your vote         POSTAGE-PAID envelope
   1-877-PRX VOTE     HTTP://www.eproxyvote.com/sigi       provided
   1-877-779-8683

Your telephone or Internet vote must be received by midnight eastern time on May 4, 2000 to be counted in the final tabulation.


VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-877-779-8683 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.


VOTE BY INTERNET
Have your proxy card available when you access the website http://www.eproxyvote.com/sigi. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.


VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Selective Insurance Group, Inc. c/o First Chicago Trust Co, a Division of EquiServe, P.O. Box 8079,
Edison NJ 08818-9126.


TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 4, 2000 will be the one counted. You may also change your vote by voting in person at the annual meeting.